Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Universal Health Realty Income Trust:

We consent to the incorporation by reference in the registration statements (Nos. 333-211903, 333‑143944 and 333-57815) on Form S-8 and in the registration statements (Nos. 333-208264 and 333-81763) on Form S-3 of Universal Health Realty Income Trust and subsidiaries of our reports dated February 28, 2017, with respect to the consolidated balance sheets of Universal Health Realty Income Trust and subsidiaries as of December 31, 2016 and 2015, the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2016, the related financial statement schedule III, real estate and accumulated depreciation-December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10‑K of Universal Health Realty Income Trust.

(signed) KPMG LLP

Philadelphia, Pennsylvania
February 28, 2017